Exhibit 4.4

Execution Version

4.700% Fixed-to-Floating Rate Junior Subordinated Notes due 2055

PRINCIPAL FINANCIAL GROUP, INC.,

as Issuer,

and

PRINCIPAL FINANCIAL SERVICES, INC.,

as Guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 7, 2015

i

FIRST SUPPLEMENTAL INDENTURE, dated as of May 7, 2015, among PRINCIPAL FINANCIAL GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company,” as further defined in the Original Indenture hereinafter referred to), PRINCIPAL FINANCIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Iowa, as guarantor (the “Guarantor,” as further defined in the Original Indenture hereinafter referred to), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association incorporated and existing under the laws of the United States of America, as trustee (the “Trustee,” as further defined in the Original Indenture hereinafter referred to).

WHEREAS, the Company, the Guarantor and the Trustee have heretofore entered into a Junior Subordinated Indenture, dated as of May 7, 2015 (the “Original Indenture”);

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, Section 301 of the Original Indenture provides for various matters with respect to Securities issued under the Original Indenture to be established in an indenture supplemental to the Original Indenture;

WHEREAS, Section 901(5) of the Original Indenture permits the execution and delivery of a supplemental indenture without the consent of any Holders to establish the form or terms of Securities of any series;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, the Guarantor shall fully and unconditionally guarantee the obligations of the Company under the new series of Securities in accordance with the provisions of the Indenture; and

WHEREAS, all the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed have been performed and fulfilled.

NOW THEREFORE, for and in consideration of the premises and the purchase of the Junior Subordinated Notes (as defined herein) by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Junior Subordinated Notes, as follows:

ARTICLE I

THE SERIES OF SECURITIES

SECTION 1.1.                                          Establishment.

There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s “4.700% Fixed-to-Floating Rate Junior Subordinated Notes due 2055” (the “Junior Subordinated Notes”).

The initial limit upon the aggregate principal amount of the Junior Subordinated Notes that may be authenticated and delivered under the Indenture (except for (i) Junior Subordinated Notes authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, other Junior Subordinated Notes pursuant to Sections 304, 305, 306, 906 or 1108 of the Original Indenture, and (ii) any Junior Subordinated Notes which, pursuant to Section 303 of the Original Indenture, are deemed never to have been authenticated and delivered thereunder) is $400,000,000; provided, however, that the aggregate principal amount of the Junior Subordinated Notes may be increased in the future, without the consent of the Holders of the Junior Subordinated Notes, on the same terms and conditions and with the same CUSIP and ISIN numbers as the Junior Subordinated Notes, except that the issue price, the first interest payment date and the issue date may vary.

The Junior Subordinated Notes shall be issued in the form of one or more Global Securities in substantially the form set forth in Exhibit A hereto.  The Depositary with respect to the Junior Subordinated Notes shall be The Depository Trust Company.

SECTION 1.2.                                          Definitions.

The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which (x) banking institutions in New York, New York or Des Moines, Iowa, (y) the Corporate Trust Office and (z) any Place of Payment are authorized or required by law or executive order to close and (iii) on or after May 15, 2020, a day that is not a London Banking Day.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., or any other firm appointed by the Company, acting as calculation agent.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Junior Subordinated Notes to be redeemed (assuming, for this purpose, that the Junior Subordinated Notes were to mature on May 15, 2020) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Junior Subordinated Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Junior Subordinated Notes, the average, as determined by the Company, of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Extension Period” means the period commencing on an Interest Payment Date with respect to which the Company elects to defer the payment of interest on the Junior Subordinated Notes pursuant to Section 1.3(d) and ending on the earlier of (i) the fifth anniversary of such Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all deferred and unpaid amounts (including Additional Interest on such deferred amounts) and all other accrued interest on the Junior Subordinated Notes.

“Fixed-Rate Interest Period” means the period from, and including, May 7, 2015 to, but excluding, the first Fixed-Rate Interest Payment Date and each successive period from, and including, a Fixed-Rate Interest Payment Date to, but excluding, the next Fixed-Rate Interest Payment Date.

“Floating-Rate Interest Period” means the period from, and including, May 15, 2020 to, but excluding, the first Floating-Rate Interest Payment Date and each successive period from, and including, a Floating-Rate Interest Payment Date to, but excluding, the next Floating-Rate Interest Payment Date.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Interest Period” means a Fixed-Rate Interest Period or a Floating-Rate Interest Period, as the case may be.

“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Floating-Rate Interest Period.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Make-Whole Redemption Price” means the greater of:

(i)                                     100% of the principal amount of the Junior Subordinated Notes to be redeemed, or

(ii)                                  an amount equal to the present value of a principal payment on May 15, 2020 plus the sum of the present values of the scheduled payments of interest that would have accrued on the Junior Subordinated Notes to be redeemed from the Redemption Date to May 15, 2020, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, as calculated by an Independent Investment Banker;

plus, in each case, accrued and unpaid interest on the Junior Subordinated Notes to be redeemed to, but excluding, such Redemption Date.

“Original Issue Date” means May 7, 2015.

“Pari Passu Securities” means Indebtedness that by its terms ranks in right of payment upon liquidation of the Company on a parity with the Junior Subordinated Notes.

“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act that then publishes a rating with respect to the Company (a “rating agency”) amends, clarifies, changes or replaces any criteria it uses to assign equity credit to securities such as the Junior Subordinated Notes, which amendment, clarification, change or replacement results in:

(a)                                 the shortening of the length of time the Junior Subordinated Notes are assigned a particular level of equity credit by that rating agency as compared to the length of time the Junior Subordinated Notes would have been assigned that level of equity credit by that rating agency or its predecessor on the Original Issue Date; or

(b)                                 the lowering of the equity credit (including up to a lesser amount) assigned to the Junior Subordinated Notes by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the Original Issue Date.

“Reference Treasury Dealer” means each of (i) HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC, or their respective successors, and (ii) two other Primary Treasury Dealers selected by the Company; provided that if any of the foregoing cease to be a

Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regulatory Capital Event” means that the Company becomes subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to the Company as a result of being so subject set forth criteria pursuant to which the full principal amount of the Junior Subordinated Notes would not qualify as capital under such capital adequacy guidelines, as the Company may determine at any time, in its sole discretion.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated by the Company as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

“Tax Event” means the receipt by the Company of an opinion of independent counsel experienced in such matters to the effect that, as a result of any:

(a)                                 amendment to, clarification of or change in (including any announced proposed amendment to, clarification of or change in) the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or announced or that becomes effective on or after the Original Issue Date;

(b)                                 official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority that reflects an amendment to, clarification of or change in, the interpretation or application of those laws or regulations that is announced or that becomes effective on or after the Original Issue Date; or

(c)                                  threatened challenge asserted in connection with an audit of the Company, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Notes, which challenge is asserted against the Company or becomes publicly known on or after the Original Issue Date;

there is more than an insubstantial increase in the risk that interest accruing or payable by the Company on the Junior Subordinated Notes is not, or within 90 days of the date of such opinion will not be, wholly deductible by the Company for U.S. federal income tax purposes.

“Three-month LIBOR” means, with respect to any Floating-Rate Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Floating-Rate Interest Period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR Determination Date for that Floating-Rate Interest Period. If such rate does not appear on Reuters Page LIBOR01 on any LIBOR Determination Date, Three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Floating-Rate Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent after consultation with the Company, at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Floating-Rate Interest Period. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, Three-month LIBOR with respect to that Floating-Rate Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-month LIBOR with respect to that Floating-Rate Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent after consultation with the Company, at approximately 11:00 a.m., New York City time, on the first day of that Floating-Rate Interest Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Floating-Rate Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described in this definition of “Three-month LIBOR,” Three-month LIBOR for that Floating-Rate Interest Period will be the same as Three-month LIBOR as determined for the previous Floating-Rate Interest Period or, in the case of the Floating-Rate Interest Period beginning on May 15, 2020, 0.28%. The establishment of Three-month LIBOR for each Floating-Rate Interest Period by the Calculation Agent will (in the absence of manifest error) be final and binding.

“Treasury Rate” means the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

SECTION 1.3.                                          Payment of Principal, Premium, if any, and Interest.

(a)                                 Maturity Date.

The Junior Subordinated Notes shall mature on May 15, 2055 (the “Maturity Date”).

(b)                                 Rate of Interest; Accrual.

The Junior Subordinated Notes shall bear interest on their principal amount: (i) from, and including, May 7, 2015 to, but excluding, May 15, 2020 or any earlier Redemption Date, at a rate of 4.700% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months; and (ii) from, and including, May 15, 2020 to, but excluding, the Maturity Date or any earlier Redemption Date, at a rate per annum equal to Three-month LIBOR, plus 3.044%, computed on the basis of a 360-day year and the actual number of days elapsed. Defaulted Interest and deferred interest pursuant to Section 1.3(d) shall bear Additional Interest, at the then-applicable annual interest rate provided in this Section 1.3(b), compounded on each Interest Payment Date, subject to applicable law.

(c)                                  Interest Payment Dates.

Subject to Section 1.3(d), accrued interest on the Junior Subordinated Notes shall be payable:

(i) semiannually in arrears on May 15 and November 15 of each year (or if any such date is not a Business Day, on the next Business Day, and no interest shall accrue as a result of such postponement) (each such date, a “Fixed-Rate Interest Payment Date”), commencing on November 15, 2015 and ending on May 15, 2020 or any earlier Redemption Date, to Holders of the Junior Subordinated Notes at the close of business on May 1 or November 1 of each year (whether or not a Business Day) immediately preceding the related Fixed-Rate Interest Payment Date; and

(ii) quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (or if any such date is not a Business Day, on the next Business Day, except that, if such Business Day is in the next succeeding calendar month, interest shall be payable on the immediately preceding Business Day, and no interest shall accrue or fail to accrue as a result of such postponement or earlier payment) (each such date, a “Floating-Rate Interest Payment Date”), commencing on August 15, 2020 and ending on the Maturity Date or any earlier Redemption

Date, to Holders of the Junior Subordinated Notes at the close of business on February 1, May 1, August 1 and November 1 of each year (whether or not a Business Day) immediately preceding the related Floating-Rate Interest Payment Date.

Subject to Section 1.3(d), any interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on the applicable Regular Record Date specified in this Section 1.3(c) and may be paid as provided in Section 307 of the Original Indenture.

(d)                                 Deferral of Interest Payments.

(i)                                     Option to Defer Interest Payments.

Pursuant to Section 311 of the Original Indenture, so long as no Event of Default with respect to the Junior Subordinated Notes has occurred or is continuing, the Company shall have the right, at any time and from time to time, to defer the payment of interest on the Junior Subordinated Notes for one or more consecutive Interest Periods that together do not exceed five years for any single Extension Period; provided that no Extension Period shall extend beyond the Maturity Date, any earlier accelerated date of Maturity arising from an Event of Default or any other earlier acceleration or redemption of the Junior Subordinated Notes.

During an Extension Period, interest shall continue to accrue on the Junior Subordinated Notes.

At the end of five years following commencement of an Extension Period, the Company shall pay all deferred interest, including Additional Interest, on the Junior Subordinated Notes to the Holders of the Junior Subordinated Notes at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Extension Period. If the Company has paid all deferred interest (including Additional Interest thereon) on the Junior Subordinated Notes, the Company shall have the right to elect to begin a new Extension Period pursuant to this Section 1.3(d).

(ii)                                  Notice of Deferral.

The Company shall give written notice of its election to commence or continue any Extension Period to the Trustee and the Holders of the Junior Subordinated Notes at least one Business Day and not more than 60 Business Days before the next Interest Payment Date. Such notice shall be given to the Trustee and each Holder of Junior Subordinated Notes, at such Holder’s address appearing in the Security Register, by first-class mail, postage prepaid.

(iii)                               Dividend and Other Payment Stoppages.

So long as any Junior Subordinated Notes remain outstanding, if:

(a)                                 the Company has given notice of its election to defer interest payments on the Junior Subordinated Notes but the related Extension Period has not yet commenced, or

(b)                                 an Extension Period is continuing,

then the Company shall not, and shall not permit any Subsidiary to:

(i)                                     declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock;

(ii)                                  make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of (x) the Company’s debt securities that rank upon the Company’s liquidation on a parity with or junior to the Junior Subordinated Notes or (y) any debt securities of the Guarantor that rank upon its liquidation on a parity with or junior to the Guarantee;

(iii)                               make any guarantee payments pursuant to any guarantee issued by the Company of debt securities of any Subsidiary if such guarantee ranks upon the Company’s liquidation on a parity with or junior to the Junior Subordinated Notes; or

(iv)                              make any guarantee payments pursuant to any guarantee issued by the Guarantor of the Company’s debt securities or the debt securities of any Subsidiary if such guarantee ranks upon the Guarantor’s liquidation on a parity with or junior to the Guarantee;

provided that the restrictions in clauses (i), (ii), (iii) and (iv) above shall not apply to:

(A)                               any purchase, redemption or other acquisition of shares of capital stock in connection with:

(1)                                 any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors;

(2)                                 the satisfaction of the Company’s obligations pursuant to any contract entered into prior to the beginning of the applicable Extension Period;

(3)                                 a dividend reinvestment or shareholder purchase plan; or

(4)                                 the issuance of shares of capital stock, or securities convertible into or exercisable for such shares of capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable Extension Period;

(B)                               any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its Subsidiaries, for any other class or series of the Company’s capital stock, or of any class or series of the Company’s Indebtedness for any class or series of the Company’s capital stock;

(C)                               any purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such shares or the securities being converted or exchanged;

(D)                               any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

(E)                                any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or

(F)                                 (i) any payment of current or deferred interest on Pari Passu Securities that is made pro rata with respect to the amounts due on such Pari Passu Securities (including the Junior Subordinated Notes) and (ii) any payment of principal or current or deferred interest on Pari Passu Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Pari Passu Securities.

Notwithstanding anything herein to the contrary, no term of the Junior Subordinated Notes shall restrict in any manner the ability of any Subsidiary to pay dividends or make any distributions, advances or other payments to the Company or to any other Subsidiary or Subsidiaries.

(e)                                  General.

Principal of, and premium, if any, and interest on the Junior Subordinated Notes shall be payable, and transfers of the Junior Subordinated Notes shall be registrable, at the Company’s office or agency in the Borough of Manhattan, The City of New York, which initially shall be the Corporate Trust Office of the Trustee. Transfers of the Junior Subordinated Notes shall also be registrable at any of the Company’s other offices or agencies that it may maintain for that purpose.

SECTION 1.4.                                          Denominations.

The Junior Subordinated Notes may be issued in denominations of $2,000 or any multiple of $1,000 in excess thereof.

SECTION 1.5.                                          No Sinking Fund.

The Junior Subordinated Notes are not entitled to the benefit of any sinking fund.

SECTION 1.6.                                          Global Securities.

The Junior Subordinated Notes shall be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee.  Except under the limited circumstances described below, Junior Subordinated Notes represented by Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Junior Subordinated Notes in definitive form.  The Global Securities described above may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or its nominee.

Owners of beneficial interests in such Global Securities shall not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Junior Subordinated Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee.  The rights of Holders of such Global Securities shall be exercised only through the Depositary.

A Global Security shall be exchangeable for Junior Subordinated Notes registered in the names of Persons other than the Depositary or its nominee only as provided by Section 305 of the Original Indenture.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Notes registered in such names  as the Depositary shall direct.

SECTION 1.7.                                          Transfer.

No service charge shall be made for any registration of transfer or exchange of Junior Subordinated Notes, but payment shall be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECTION 1.8.                                          Defeasance.

The provisions of Sections 1402 and 1403 of the Original Indenture shall apply to the Junior Subordinated Notes at any time on or prior to May 15, 2020.  With respect to the Junior Subordinated Notes, Section 1404(1) of the Original Indenture is amended and restated in its entirety as follows.

(1)                                 The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 of the Original Indenture and agrees to comply with the provisions of this Section 1.8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Junior Subordinated Notes, (i) money, or (ii) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money, or (iii) a combination thereof, in each case in an amount sufficient to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, on May 15, 2020, the principal of (and any premium on) the Junior Subordinated Notes, and, on their respective Stated Maturities, in accordance with the terms of the Indenture and the Junior Subordinated Notes, the scheduled payments of interest that shall accrue on the Junior Subordinated Notes from the date of such deposit to May 15, 2020; provided that the Trustee shall have received an opinion of a nationally recognized firm of independent public accountants expressed in a written certification as to the sufficiency of deposits made by the Company pursuant to this Section 1.8. The Trustee shall pay (from the funds deposited with it by the Company), on May 15, 2020, to Holders of the Junior Subordinated Notes as shown in the Security Register, the principal of (and any premium on) the Junior Subordinated Notes, and, on their respective Stated Maturities, the scheduled payments of interest that accrue on the Junior Subordinated Notes from the date of the deposit to May 15, 2020, in each case in accordance with the provisions of the Indenture; provided further that, if the Company exercises its option to have Section 1402 or Section 1403 of the Original Indenture applied to the Junior Subordinated Notes and has so deposited or caused to be deposited money, Governmental Obligations or a combination thereof as provided above, the Company shall be required to redeem the Junior Subordinated Notes in whole on May 15, 2020 in accordance with Section 1.9 of this First Supplemental Indenture and Article Eleven of the Original Indenture.

SECTION 1.9.                                          Redemption.

The Junior Subordinated Notes shall be redeemable, at the option of the Company, on or after May 15, 2020 or within 90 days after the occurrence of certain events prior to May 15, 2020, in each case at the applicable redemption price (the “Redemption Price”) set forth below.

The Company may redeem the Junior Subordinated Notes (the date of any such date of redemption, the “Redemption Date”):

(i)                                     on or after May 15, 2020, at the option of the Company, at any time or from time to time, in whole or in part, at a Redemption Price equal to the principal amount of the Junior Subordinated Notes being redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date;

(ii)                                  before May 15, 2020, within 90 days after the occurrence of a Tax Event or a Regulatory Capital Event, in whole but not in part, at a Redemption Price equal to the principal amount of the Junior Subordinated Notes plus accrued and unpaid interest to, but excluding, the Redemption Date; and

(iii)                               before May 15, 2020, within 90 days after the occurrence of a Rating Agency Event, in whole but not in part, at a Redemption Price equal to the Make-Whole Redemption Price.

If the Company has given notice as provided in the Original Indenture and made funds available for the redemption of any Junior Subordinated Notes called for redemption on the Redemption Date referred to in that notice, those Junior Subordinated Notes shall cease to bear interest on that Redemption Date.  Any interest accrued to the Redemption Date shall be paid as specified in such notice.  The Company shall give written notice of any redemption of any Junior Subordinated Notes to Holders of the Junior Subordinated Notes to be redeemed at their addresses, as shown in the Security Register for the Junior Subordinated Notes, at least 30 days and not more than 60 days prior to the Redemption Date.  The notice of redemption shall specify, among other items, the Redemption Date, the Redemption Price and the aggregate principal amount of the Junior Subordinated Notes to be redeemed.

If the Company chooses to redeem less than all of the Junior Subordinated Notes, the particular Junior Subordinated Notes to be redeemed shall be selected by the Trustee not more than 45 days prior to the Redemption Date.  The Trustee shall select the method in its sole discretion, in such manner as it shall deem appropriate and fair, subject to the procedures of the Depositary, for the Junior Subordinated Notes to be redeemed in part.

SECTION 1.10.                                   Events of Default.

(a)                                 Events of Default.

In addition to the Events of Default set forth in Section 501 of the Original Indenture, each of the following shall also constitute an “Event of Default” for the Junior Subordinated Notes:

•                  the entry of a decree or order by a court having jurisdiction in the premises adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable U.S. Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Guarantor or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

•                  the Guarantee (as defined herein) ceases to be in full force and effect (other than in accordance with its terms) or the Guarantor denies or disaffirms its obligations under the Guarantee.

SECTION 1.11.                                   Subordination of Junior Subordinated Notes.

The Junior Subordinated Notes shall be subordinate in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in Article Twelve of the Original Indenture.

SECTION 1.12.                                   Agreed Tax Treatment.

The Company agrees, and each Holder of a Junior Subordinated Note, by its acceptance thereof, likewise agrees, to treat the Junior Subordinated Notes as indebtedness for U.S. federal income tax purposes.

ARTICLE II

GUARANTEE

SECTION 2.1.                                          Guarantee.

The Guarantor shall fully, unconditionally and irrevocably guarantee the Junior Subordinated Notes pursuant to a guarantee in substantially the form set forth in Exhibit B hereto (the “Guarantee”).

ARTICLE III

MISCELLANEOUS

SECTION 3.1.                                          Recitals by the Company.

The recitals in this First Supplemental Indenture are made by the Company and the Guarantor only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Junior Subordinated Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 3.2.                                          Application of Supplemental Indenture.

Each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Original Indenture shall apply to the Junior Subordinated Notes created hereby and not to any future series of Securities established under the Original Indenture.

SECTION 3.3.                                          Executed in Counterparts.

This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

SECTION 3.4.                                          Governing Law; Waiver of Jury Trial.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE JUNIOR SUBORDINATED NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE JUNIOR SUBORDINATED NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, each party hereto has caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Karen E. Shaff
Name: Karen E. Shaff
Title: Executive Vice President, General Counsel and Secretary

PRINCIPAL FINANCIAL SERVICES, INC.

By:	/s/ Karen E. Shaff
Name: Karen E. Shaff
Title: Executive Vice President, General Counsel and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[FORM OF GLOBAL NOTE]

(FORM OF FACE OF SECURITY)

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL FINANCIAL GROUP, INC.
4.700% Fixed-to-Floating Rate Junior Subordinated Notes due 2055

CUSIP: 74251V AL6

No.	$

PRINCIPAL FINANCIAL GROUP, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [          ] Dollars on May 15, 2055, and to pay interest thereon (i) from, and including, May 7, 2015 (the “Original Issue Date”), or the most recent Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, May 15, 2020 or any earlier Redemption Date, or until the principal hereof is paid or duly provided for or made available for payment, at a rate of 4.700% per annum, computed on the basis of a 360-

day year consisting of twelve 30-day months; and (ii) from, and including, May 15, 2020 to, but excluding, the Maturity Date or any earlier Redemption Date, or until the principal hereof is paid or duly provided for or made available for payment, at a rate per annum equal to Three-month LIBOR, plus 3.044%, computed on the basis of a 360-day year and the actual number of days elapsed.

Subject to the Company’s right to defer the payment of interest on the Securities of this series in accordance with and as provided in Section 1.3(d) of the Supplemental Indenture, accrued interest on this Security shall be payable: (i) semiannually in arrears on May 15 and November 15 of each year (or if any such date is not a Business Day, on the next Business Day, and no interest shall accrue as a result of such postponement) (each such date, a “Fixed-Rate Interest Payment Date”), commencing on November 15, 2015 and ending on May 15, 2020 or any earlier Redemption Date, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the May 1 or November 1 of each year (whether or not a Business Day) immediately preceding the related Fixed-Rate Interest Payment Date; and (ii) quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (or if any such date is not a Business Day, on the next Business Day, except that, if such Business Day is in the next succeeding calendar month, interest shall be payable on the immediately preceding Business Day, and no interest shall accrue or fail to accrue as a result of that postponement or earlier payment) (each such date, a “Floating-Rate Interest Payment Date”), commencing on August 15, 2020 and ending on the Maturity Date or any earlier Redemption Date, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the February 1, May 1, August 1 and November 1 of each year (whether or not a Business Day) immediately preceding the related Floating-Rate Interest Payment Date.

Subject to the Company’s right to defer the payment of interest on the Securities of this series in accordance with and as provided in Section 1.3(d) of the Supplemental Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any interest on this Security shall be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PRINCIPAL FINANCIAL GROUP, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

(FORM OF REVERSE OF SECURITY)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of May 7, 2015, as supplemented and amended from time to time (herein called the “Indenture”), between the Company, Principal Financial Services, Inc., as guarantor (herein called the “Guarantor,” as such term is further defined in the Indenture), and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), including by the First Supplemental Indenture thereto dated as of May 7, 2015, among the Company, the Guarantor and the Trustee (the “Supplemental Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[          ].

All terms used in this Security that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Indenture permits the deferral of the payment of interest on the Securities of this series, as set forth in Section 1.3(d) of the Supplemental Indenture.

The Securities of this series shall be redeemable, at the option of the Company, as set forth in Section 1.9 of the Supplemental Indenture.

The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness on this Security, upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Upon payment of the amount of principal so declared due and payable, of any overdue interest and of interest on any overdue principal and overdue interest at the rate per annum applicable to the Securities of this series set forth on the face hereof (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of the Securities of such series shall be conclusive and binding upon such Holders and upon all future Holders of Securities of such series and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon such Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series shall be subordinate in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in Article Twelve of the Indenture.

The Guarantor shall fully, unconditionally and irrevocably guarantee, on an unsecured junior subordinated basis, the obligations of the Company under this Security, subject to the terms, conditions and limitations provided in the Indenture and the Guarantee, dated as of May 7, 2015, from the Guarantor to the Trustee, relating to this Security.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SECURITY OR THE TRANSACTION CONTEMPLATED HEREBY.

EXHIBIT B

[FORM OF GUARANTEE]

4.700% Fixed-to-Floating Rate Junior Subordinated Notes due 2055

GUARANTEE

from

PRINCIPAL FINANCIAL SERVICES, INC., as Guarantor

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated as of May 7, 2015

GUARANTEE

This Guarantee (this “Guarantee”) is made and entered into as of May 7, 2015 from PRINCIPAL FINANCIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Iowa, as guarantor (herein called the “Guarantor,” which term includes any successor hereunder), to THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association incorporated and existing under the laws of the United States of America, as trustee (the “Trustee,” as further defined in the Indenture hereinafter referred to). Defined terms used herein without definition shall have the meanings given to them in the Junior Subordinated Indenture, dated as of May 7, 2015 (the “Original Indenture”), among Principal Financial Group, Inc., a Delaware corporation (the “Company,” as further defined in the Indenture hereinafter referred to), the Guarantor and the Trustee, as supplemented by the First Supplemental Indenture, dated as of May 7, 2015, among the Company, the Guarantor and the Trustee with respect to the Junior Subordinated Notes as defined below (the “Indenture”).

RECITALS

The Guarantor is a wholly-owned subsidiary of the Company and has duly authorized the execution and delivery of this Guarantee to provide for the guarantee by the Guarantor for the benefit of the Holders of the Company’s 4.700% Fixed-to-Floating Rate Junior Subordinated Notes due 2055 (the “Junior Subordinated Notes”) issued pursuant to the Indenture.

For and in consideration of the premises and the purchase of the Junior Subordinated Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Junior Subordinated Notes, as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF GUARANTOR

SECTION 1.1.                                          Guarantor Representations and Warranties.

The Guarantor does hereby represent and warrant that it is a corporation duly incorporated and in good standing under the laws of the State of Iowa, has the power to enter into and perform this Guarantee and to own its corporate property and assets, has duly authorized the execution and delivery of this Guarantee by proper corporate action and neither this Guarantee, the authorization, execution, delivery and performance hereof, the performance of the agreements herein contained nor the consummation of the transactions herein contemplated will violate in any material respect any provision of law, any order of any court or agency of government or any agreement, indenture or other instrument to which the Guarantor is a party or by which it or its property is bound, or in any material respect be in conflict with or result in a breach of or constitute a default under any indenture, agreement or other instrument or any provision of its certificate of incorporation, bylaws or any requirement of law. This Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles.

ARTICLE II

GUARANTEE OF OBLIGATIONS

SECTION 2.1.                                          Obligations Guaranteed.

Subject to the provisions of this Article II, the Guarantor hereby fully, unconditionally and irrevocably guarantees (a) to each Holder of a Junior Subordinated Note authenticated and delivered by the Trustee or Authenticating Agent, (i) the full and prompt payment of the principal of, and premium, if any, and interest on, and any Redemption Price with respect to, such Junior Subordinated Note, when, where and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise in accordance with the terms of such Junior Subordinated Note and the Indenture and (ii) the full and prompt payment of interest on the overdue principal and interest, if any, on such Junior Subordinated Note, at the rate specified in such Junior Subordinated Note and to the extent lawful and (b) to the Trustee the full and prompt payment upon written demand therefor of all amounts due to it in accordance with the terms of the Indenture (collectively the “Guaranteed Obligation”). If for any reason the Company shall fail punctually to pay any such Guaranteed Obligation, the Guarantor hereby agrees to cause any such Guaranteed Obligation to be made punctually when, where and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise.  All payments by the Guarantor hereunder shall be paid in lawful money of the United States of America.

SECTION 2.2.                                          Obligations Unconditional.

The obligations of the Guarantor under this Guarantee shall be absolute, unconditional and irrevocable and shall constitute a continuing guarantee of payment and not of collectability.  Such obligations shall remain in full force and effect until this Guarantee shall terminate in accordance with the provisions of Section 5.1 hereof, and, to the maximum extent permitted by applicable law, such obligations shall not be affected, modified, released or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to, or the consent of, the Guarantor:

(a)                                 the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company contained in the Junior Subordinated Notes or the Indenture, or of the payment, performance or observance thereof;

(b)                                 the failure to give notice to the Guarantor of the occurrence of any default or an Event of Default under the terms and provisions of the Junior Subordinated Notes or the Indenture;

(c)                                  the assignment or purported assignment of any of the obligations, covenants and agreements contained in this Guarantee;

(d)                                 the extension of the time for payment of any principal of, premium, if any, or interest on, or any Redemption Price with respect to, the Junior Subordinated Notes or of the time for performance of any obligations, covenants or agreements under or arising out of the Junior Subordinated Notes or the Indenture or the extension or the renewal of any thereof;

(e)                                  the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Junior Subordinated Notes or the Indenture;

(f)                                   the taking or the omission to take any of the actions referred to in this Guarantee or in the Indenture;

(g)                                  any failure, omission or delay on the part of, or the inability of, the Trustee or the Holders of the Junior Subordinated Notes to enforce, assert or exercise any right, power or remedy conferred on the Trustee, such Holders or any other person in this Guarantee or in the Indenture for any reason;

(h)                                 the voluntary or involuntary liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Company or any or all of its assets, or any allegation or contest of the validity of the Junior Subordinated Notes or the Indenture or the disaffirmance of the Junior Subordinated Notes or the Indenture in any such proceeding; it being specifically understood, consented and agreed to that this Guarantee shall remain and continue in full force and effect and shall be enforceable against the Guarantor to the same extent and with the same force and effect as if such proceedings had not been instituted, and it is the intent and purpose of this Guarantee that the Guarantor shall and does hereby waive, to the maximum extent permitted by applicable law, all rights and benefits which might accrue to the Guarantor by reason of any such proceedings;

(i)                                     any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee;

(j)                                    the default or failure of the Guarantor fully to perform any of its obligations set forth in this Guarantee;

(k)                                 the release, substitution or replacement of any security pledged for the benefit of the Holders of the Junior Subordinated Notes under the Indenture;

(l)                                     the disposition by the Company of any or all of its interest in any capital stock of the Guarantor, or any change, restructuring or termination of the corporate structure, ownership, corporate existence or any rights or franchises of the Guarantor;

(m)                             any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor; or

(n)                                 any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

SECTION 2.3.                                          No Waiver or Set-Off.

The Guarantor agrees that, to the maximum extent permitted by law, (a) no act of commission or omission of any kind or at any time on the part of the Trustee or any Holder of the Junior Subordinated Notes, or their successors and assigns, in respect of any matter whatsoever shall in any way impair the rights of the Trustee or such Holders to enforce any right, power or benefit under this Guarantee, and (b) no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance), which the Guarantor or the Company has or may have against the Trustee or such Holders or any assignee or successor thereof shall be available hereunder to the Guarantor.

SECTION 2.4.                                          Waiver of Notice; Expenses.

The Guarantor hereby expressly waives notice from the Trustee or the Holders of the Junior Subordinated Notes of their acceptance and reliance on this Guarantee.  The Guarantor further waives, to the maximum extent permitted by law, any right that it may have (a) to require the Trustee or the Holders of the Junior Subordinated Notes to take action or otherwise proceed against the Company, (b) to require the Trustee or the Holders of the Junior Subordinated Notes to proceed against or exhaust any security pledged for the benefit of the Holders of the Junior Subordinated Notes under the Indenture or (c) to require the Trustee or the Holders of the Junior Subordinated Notes otherwise to enforce, assert or exercise any other right, power or remedy that may be available to the Trustee or such Holders. The Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees and expenses, that may be incurred by the Trustee in enforcing or attempting to enforce this Guarantee or protecting the rights of the Trustee or the Holders of the Junior Subordinated Notes following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

SECTION 2.5.                                          Subrogation of Guarantor; Subordination.

Notwithstanding any payment or payments made by the Guarantor, the Guarantor agrees that it will not enforce, by reason of subrogation, contribution, indemnity or otherwise, any rights the Trustee or the Holders of the Junior Subordinated Notes may have against the Company until all of the Guaranteed Obligations shall have been finally, indefeasibly and unconditionally paid in full.  Any claim of the Guarantor against the Company arising from payments made by the Guarantor by reason of this Guarantee shall be in all respects subordinated to the final, indefeasible, unconditional, full and complete payment or discharge of all of the Guaranteed Obligations guaranteed hereby.

SECTION 2.6.                                          Reinstatement.

This Guarantee shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, or any part thereof, made by or on behalf of the Company or the Guarantor in respect of any of the Junior Subordinated Notes is rescinded or must otherwise be restored or returned by the Trustee or any Holder of such Junior Subordinated Notes for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Company or any substantial part of its properties, or otherwise, all as though such payment had not been made.

SECTION 2.7.                                          Rights of Holders.

The Guarantor expressly acknowledges that the Trustee has the right to enforce this Guarantee on behalf of the Holders of the Junior Subordinated Notes in accordance with and subject to the provisions of the Indenture.

SECTION 2.8.                                          Subordination of Guarantee.

This Guarantee shall be subordinate in right of payment to all Senior Indebtedness of the Guarantor to the extent and in the manner provided in Article Thirteen of the Original Indenture.

ARTICLE III

COVENANTS OF THE GUARANTOR

SECTION 3.1.                                          Consolidation, Merger Conveyance, Transfer or Lease.

(a)                                 Subject to Section 3.1(c), the Guarantor shall not consolidate with or merge with or into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, and the Guarantor shall not permit any Person to consolidate with or merge with or into the Guarantor, unless:

(1)                                 the Guarantor or the Company is the surviving corporation in a merger or consolidation; or

(2)                                 in case the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the assets of the Guarantor substantially as an entirety shall be a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental agreement hereto, executed and delivered to the Trustee, all of the obligations of the Guarantor under the Indenture and this Guarantee; and

(3)                                 immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(4)                                 the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement comply with this Section 3.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)                                 Subject to Section 3.1(c), any indebtedness which becomes an obligation of the Guarantor or any of its Subsidiaries as a result of any such transaction shall be treated as having been incurred by the Guarantor or such Subsidiary at the time of such transaction.

(c)                                  The provisions of Section 3.1(a) and (b) shall not be applicable to:

(1)                                 the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of the Guarantor’s wholly owned Subsidiaries to the Guarantor or to the Company or to other wholly owned Subsidiaries of the Guarantor; or

(2)                                 any recapitalization transaction, a change of control of the Guarantor or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by the Guarantor or the conveyance, transfer or lease of the Guarantor’s assets substantially as an entirety.

(d)                                 Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person or any conveyance, transfer or lease of the assets of the Guarantor substantially as an entirety in accordance with this Section 3.1, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of any lease, the Guarantor shall be relieved of all obligations and covenants under this Guarantee and may be dissolved and liquidated.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form may be made in this Guarantee thereafter to be issued as may be appropriate.

SECTION 3.2.                                          Reports by the Guarantor.

During the term hereof, the Guarantor covenants:

(a)                                 to file with the Trustee, within 30 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Guarantor is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission pursuant to Section 314(a) of the Trust Indenture Act, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.  All reports, information and documents described in this Section 3.2(a) and filed with the Commission pursuant to its Electronic Data Gathering,

Analysis and Retrieval (EDGAR) system or any successor system shall be deemed to be filed with the Trustee;

(b)                                 to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission pursuant to Section 314(a) of the Trust Indenture Act, such additional information, documents and reports with respect to compliance by the Guarantor with the conditions and covenants provided for in this Guarantee and the Indenture, as may be required from time to time by such rules and regulations;

(c)                                  to transmit to all Holders of the Junior Subordinated Notes within 30 days  after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to subsections (a) and (b) of this Section 3.2, as may be required by rules and regulations prescribed from time to time by the Commission pursuant to Section 314(a) of the Trust Indenture Act; and

(d)                                 to deliver to the Trustee, within 120 days after the end of each fiscal year of the Guarantor, a brief certificate from the principal executive officer, principal financial officer, or principal accounting officer as to his or her knowledge of the Guarantor’s compliance with all conditions and covenants under this Guarantee.  For purposes of this Section 3.2, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Guarantee.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE IV

NOTICES

SECTION 4.1.                                          Notices.

All notices, certificates or other communications to the Guarantor hereunder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at Principal Financial Services, Inc. 711 High Street, Des Moines, Iowa 50392, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Guarantor.

ARTICLE V

MISCELLANEOUS

SECTION 5.1.                                          Effective Date; Termination.

The obligations of the Guarantor hereunder shall arise absolutely and unconditionally upon the date of the initial delivery of and authentication of the Junior Subordinated Notes.  Subject to Section 2.6, this Guarantee shall terminate on such date as the Indenture is discharged and satisfied.

SECTION 5.2.                                          Evidence of Compliance with Conditions Precedent.

The Guarantor shall provide the Trustee with such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee that relate to the matters set forth in Section 314(c) of the Trust Indenture Act.  Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers’ Certificate.

SECTION 5.3.                                          Remedies Not Exclusive.

No remedy herein conferred upon or reserved to the Trustee or Holders of the Junior Subordinated Notes is intended to be exclusive of any other available remedy or remedies, but, to the maximum extent permitted by law, each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guarantee or now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Trustee and Holders of the Junior Subordinated Notes to exercise any remedy reserved to any of them in this Guarantee, to the maximum extent permitted by applicable law, it shall not be necessary to give any notice.  In the event any provision contained in this Guarantee should be breached, and thereafter duly waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  To the maximum extent permitted by applicable law, no waiver, amendment, release or modification of this Guarantee shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties to this Guarantee and consistent with the terms of the Indenture.

SECTION 5.4.                                          Limitation of Guarantor’s Liability.

Any term or provision of this Guarantee notwithstanding, the Guarantee shall not exceed the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 5.5.                                          Entire Agreement; Counterparts.

This Guarantee constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

SECTION 5.6.                                          Severability.

To the maximum extent permitted by applicable law, the invalidity or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Guarantee shall not affect the validity or enforceability of the remaining portions of this Guarantee, or any part thereof.

SECTION 5.7.                                          Governing Law.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  This Guarantee is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required by the Trust Indenture Act to be a part of and govern this Guarantee, the latter provision shall control.  If any provision of this Guarantee modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee as so modified, or to be excluded, as the case may be, whether or not such provision of this Guarantee refers expressly to such provision of the Trust Indenture Act.

The Guarantor shall be an “obligor” with respect to the Junior Subordinated Notes as such term is defined in and solely for the purposes of the Trust Indenture Act and shall comply with those provisions of the Indenture compliance with which is required by an “obligor” under the Trust Indenture Act.

SECTION 5.8.                                          Amendment; Modification.

This Guarantee may be amended or modified pursuant to the terms of the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

PRINCIPAL FINANCIAL SERVICES, INC.

By:
Name:
Title: